Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35606; 33-86424; 333-40227; 333-62545; 333-36366; 333-36364; 333-67330; 333-104225; 333-115277) and the Registration Statements on Form S-3 (No. 333-108730) and on Form S-4 (No. 333-97899) of Schlumberger Limited, of our report dated March 1, 2005 relating to the consolidated financial statements, Management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 1, 2005

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